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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               SEPTEMBER 10, 1998
                Date of Report (Date of earliest event reported)



                             UNION TANK CAR COMPANY
             (Exact name of registrant as specified in its charter)





                    DELAWARE              1-5666                  36-3104688
              (State or other           (Commission             (IRS Employer
              jurisdiction of           File Number)         Identification No.)
               incorporation)


       225 W. WASHINGTON STREET, CHICAGO, IL           60606
      (Address of principal executive offices)       (Zip Code)


        Registrant's telephone number, including area code (312)372-9500



______________________________________________________________________________
         (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

     On September 10, 1998, Union Tank Car Company (the "Company") entered into a Selling Agency Agreement with Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated relating to the issuance and sale by the Company of up to $70,000,000 principal amount of Medium-Term Notes, Series C (the "Notes"). On September 15, 1998, the Company sold $10,000,000 principal amount of 5.78% Notes due September 17, 2001, and on September 17, 1998, the Company sold $15,000,000 principal amount of 6.39% Notes due September 17, 2007. Interest on the Notes is payable semi-annually on March 1 and September 1 of each year, commencing on March 1, 1999. The Notes are non-redeemable and not subject to a sinking fund. Proceeds from the sale of the Notes are being used for general corporate purposes. The Notes were registered under the Securities Act of 1933 pursuant to the Company's Registration Statement on Form S-3 (333-45105).



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         --------------------------------------------

         (a)-(b)              Not applicable.

         (c)                  Exhibits.

1(c) Selling Agency Agreement dated September 10, 1998 between the Company, Salomon Smith Barney Inc. and Morgan Stanley & Co. Incorporated.

4(b)(10) Sixth Supplemental Indenture dated as of September 10, 1998 between the Company and Harris Trust and Savings Bank.

4(b)(11) Form of Note (included in Exhibit 4(b)(10)).



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             UNION TANK CAR COMPANY




                                             By:  /s/ R.C. Gluth
                                             ______________________________
                                             R.C. Gluth
                                             Executive Vice President

Date:  November 13, 1998





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